UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2011

Date of Report
(Date of Earliest Event Reported)

Magnum D’Or Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-31849	98-0215222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12311 Weld County Road 41
Hudson, CO 80642

(Address of principal executive offices)

(877)-343-6377

(Registrant's telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01   Other Events

The U.S. Securities and Exchange Commission (the “SEC”) filed a civil action in the United States District Court for the Southern District of Florida against Magnum d’Or Resources, Inc. (“Magnum”) and its former chief executive officer and president Joseph J. Glusic of Henderson, Nevada (“Glusic”), for antifraud and registration violations, and also against Dwight Flatt of Delray Beach, Florida, David Della Sciucca, Jr. of Ft. Lauderdale, Florida, and Shannon Allen of Miami, Florida for registration violations.

According to the SEC’s complaint, Magnum issued common stock pursuant to false Form S-8 registration statements, and used bogus consultants to funnel more than $7,000,000 in illicit stock proceeds back into Magnum.  Then SEC alleges that in facilitating this kickback scheme, Magnum garnered the assistance of Flatt, Sciucca, and Allen who liquidated Magnum’s S-8 stock, kept a portion of the sales proceeds, and then returned more than $7,000,000 of the remaining sales proceeds to Magnum under the guise of loan agreements.  The SEC’s complaint also alleges that Magnum made false and various press releases during the relevant time period.

The SEC alleges that Magnum and Glusic violated Sections 5(a), 5(c), and 17(a) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.  The SEC also alleges Section 5(a) and 5(c) violations against Flatt, Sciucca, and Allen.

Without admitting or denying the allegations in the Commission’s complaint, and subject to court approval, Glusic and Allen have consented to the entry of judgments that would enjoin them from future violations of Sections 5(a) and 5(c) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.  Glusic has also agreed to pay disgorgement of $1,878 with prejudgment interest of $231, and a $50,000 civil penalty.  Glusic has further agreed to entry of an order imposing permanent officer and director and penny stock bars.  Allen has agreed to pay disgorgement of $80,742 with prejudgment interest of $6,258 and a $25,000 civil penalty.  He has also agreed to entry of an order imposing a five-year penny stock bar and requiring him to surrender for cancellation approximately 1.4 million shares of Magnum common stock.

The Commission also issued an Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) of the Securities Exchange Act of 1934 against Magnum to determine whether the registration of each class of its securities should be revoked or suspended for a period not exceeding twelve months based on its failure to file required periodic reports.  The Division of Enforcement alleges that Magnum has failed to comply with Section 13(a) of the Securities Exchange Act of 1934 and Rules 13a-1 and 13a-13 thereunder by failing to file periodic reports required by these provisions.  A hearing will be scheduled before an Administrative Law Judge to determine whether the allegations of the Division contained in the Order are true, and to provide Magnum an opportunity to respond to these allegations.

Reference is made to SEC Litigation Release No. 21951 of April 29, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2011	Magnum D’ Or Resources, Inc.

/s/ Benjamin Brown
Benjamin Brown, Chief Financial Officer